AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 1, 2007
                                              REGISTRATION NO.


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                              ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________

                                  SORELL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



        NEVADA                                                  86-0914695
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)



                         BUK-RI 35, NAMA-MYUN, YONGIN CITY
                            GYEONGGI-D, REPUBLIC OF KOREA
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                             LEGAL SERVICES AGREEMENT
                            (FULL TITLE OF THE PLAN)
                              ____________________

                                  BON KWAN KOO
                         BUK-RI 35, NAMA-MYUN, YONGIN CITY
                            GYEONGGI-D, REPUBLIC OF KOREA
                                 82-31-329-8700
           (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   COPIES TO:
                             M. RICHARD CUTLER, ESQ.
                                CUTLER LAW GROUP
                           3206 WEST WIMBLEDON DRIVE
                             AUGUSTA, GEORGIA 30909
                                 (706) 737-6600

                         CALCULATION OF REGISTRATION FEE

TITLE OF    AMOUNT TO BE   PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
SECURITIES   REGISTERED    OFFERING PRICE      AGGREGATE OFFERING   REGISTRATION
TO BE                         PER SHARE                PRICE            FEE
REGISTERED

COMMON
STOCK,
PAR VALUE
$0.001       500,000         $0.21 (1)          $105,000            $ 11.23
         ----------------    ---------          -------            --------
TOTAL                                                               $ 11.23

(1) ESTIMATED SOLELY FOR THE PURPOSE OF COMPUTING THE AMOUNT OF THE REGISTRATION FEE PURSUANT TO RULE 457(C) BASED ON THE CLOSING MARKET PRICE ON JANUARY 30, 2007.

EXPLANATORY  NOTE

SORELL, INC. (SORELL) HAS PREPARED THIS REGISTRATION STATEMENT IN ACCORDANCE WITH THE REQUIREMENTS OF FORM S-8 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), TO REGISTER CERTAIN SHARES OF COMMON STOCK, $.001 PAR VALUE PER SHARE, TO BE ISSUED TO CERTAIN SELLING SHAREHOLDERS.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

SORELL WILL  SEND OR  GIVE THE DOCUMENTS CONTAINING THE INFORMATION SPECIFIED IN
PART 1 OF FORM S-8 TO EMPLOYEES OR CONSULTANTS AS SPECIFIED BY SECURITIES AND EXCHANGE COMMISSION RULE 428 (B) (1) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). SORELL DOES NOT NEED TO FILE THESE DOCUMENTS WITH THE COMMISSION EITHER AS PART OF THIS REGISTRATION STATEMENT OR AS PROSPECTUSES OR PROSPECTUS SUPPLEMENTS UNDER RULE 424 OF THE 1933 ACT.

                                REOFFER  PROSPECTUS

                                  SORELL, INC.

                         500,000  SHARES  OF  COMMON  STOCK


THE SHARES OF COMMON STOCK, $0.001 PAR VALUE PER SHARE, OF SORELL, INC. ("SORELL" OR THE "COMPANY") OFFERED HEREBY (THE "SHARES") WILL BE SOLD FROM TIME TO TIME BY THE INDIVIDUALS LISTED UNDER THE SELLING SHAREHOLDERS SECTION OF THIS DOCUMENT (THE "SELLING SHAREHOLDERS"). THE SELLING SHAREHOLDERS ACQUIRED THE SHARES FOR SERVICES PROVIDED, PURSUANT TO A LEGAL SERVICES AGREEMENT FOR LEGAL SERVICES.

THE SALES MAY OCCUR IN TRANSACTIONS ON THE NASDAQ OVER-THE-COUNTER MARKET AT PREVAILING MARKET PRICES OR IN NEGOTIATED TRANSACTIONS. SORELL WILL NOT RECEIVE PROCEEDS FROM ANY OF THE SALE THE SHARES. SORELL IS PAYING FOR THE EXPENSES INCURRED IN REGISTERING THE SHARES.

THE SHARES ARE "RESTRICTED SECURITIES" UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") BEFORE THEIR SALE UNDER THE REOFFER PROSPECTUS. THE REOFFER PROSPECTUS HAS BEEN PREPARED FOR THE PURPOSE OF REGISTERING THE SHARES UNDER THE 1933 ACT TO ALLOW FOR FUTURE SALES BY THE SELLING SHAREHOLDERS TO THE PUBLIC WITHOUT RESTRICTION. TO THE KNOWLEDGE OF THE COMPANY, THE SELLING SHAREHOLDERS HAVE NO ARRANGEMENT WITH ANY BROKERAGE FIRM FOR THE SALE OF THE SHARES. THE SELLING SHAREHOLDERS MAY BE DEEMED TO BE AN "UNDERWRITER" WITHIN THE MEANING OF THE 1933 ACT. ANY COMMISSIONS RECEIVED BY A BROKER OR DEALER IN CONNECTION WITH RESALES OF THE SHARES MAY BE DEEMED TO BE UNDERWRITING COMMISSIONS OR DISCOUNTS UNDER THE 1933 ACT.

SORELL'S COMMON  STOCK  IS  CURRENTLY TRADED ON THE NASDAQ OVER-THE-COUNTER
BULLETIN  BOARD  UNDER  THE  SYMBOL  "SLLI."

                              ________________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS REOFFER PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              ________________________

                                  JANUARY 31, 2007

                                           TABLE OF CONTENTS


WHERE  YOU  CAN  FIND  MORE  INFORMATION  2
INCORPORATED  DOCUMENTS 2
RISK  FACTORS 10
USE  OF  PROCEEDS 13
SELLING  SHAREHOLDERS 14
PLAN  OF  DISTRIBUTION  15
LEGAL  MATTERS  16
EXPERTS .  16

                               ________________________

YOU SHOULD ONLY RELY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS REOFFER PROSPECTUS OR ANY SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THE COMMON STOCK IS NOT BEING
OFFERED IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS REOFFER PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS REOFFER PROSPECTUS.

WHERE  YOU  CAN  FIND  MORE  INFORMATION

SORELL IS REQUIRED TO FILE ANNUAL, QUARTERLY AND SPECIAL REPORTS, PROXY STATEMENTS AND OTHER INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") AS REQUIRED BY THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "1934 ACT"). YOU MAY READ AND COPY ANY REPORTS, STATEMENTS OR OTHER INFORMATION WE FILE AT THE SEC'S PUBLIC REFERENCE ROOMS AT 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549;

PLEASE  CALL  THE  SEC  AT  1-800-SEC-0330 FOR FURTHER INFORMATION ON THE PUBLIC
REFERENCE ROOMS. OUR FILINGS ARE ALSO AVAILABLE TO THE PUBLIC FROM COMMERCIAL DOCUMENT RETRIEVAL SERVICES AND THE SEC WEBSITE (HTTP://WWW.SEC.GOV).

                             INCORPORATED DOCUMENTS

THE SEC ALLOWS SORELL TO "INCORPORATE BY REFERENCE" INFORMATION INTO THIS REOFFER PROSPECTUS, WHICH MEANS THAT THE COMPANY CAN DISCLOSE IMPORTANT INFORMATION TO YOU BY REFERRING YOU TO ANOTHER DOCUMENT FILED SEPARATELY WITH THE SEC. THE INFORMATION INCORPORATED BY REFERENCE IS DEEMED TO BE PART OF THIS REOFFER PROSPECTUS, EXCEPT FOR ANY INFORMATION SUPERSEDED BY INFORMATION IN THIS REOFFER PROSPECTUS.

SORELL'S FORM 10-KSB FILED ON APRIL 17, 2006, AS AMENDED ON AUGUST 3 AND AUGUST 25, 2006, SORELL'S FORM 10-QSB FILED ON MAY 22, 2006, SORELL'S FORM 10-QSB FILED ON AUGUST 25, 2006 AND SORELL'S FORM 10-QSB FILED DECEMBER 1, 2006 ARE
INCORPORATED  HEREIN  BY  REFERENCE.   IN  ADDITION,  ALL  DOCUMENTS  FILED  OR
SUBSEQUENTLY FILED BY THE COMPANY UNDER SECTIONS 13(A), 13(C), 14 AND 15(D) OF THE 1934 ACT, BEFORE THE TERMINATION OF THIS OFFERING, ARE INCORPORATED BY REFERENCE.

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS REOFFER PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS REOFFER PROSPECTUS (EXCLUDING EXHIBITS UNLESS THE EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THE REOFFER PROSPECTUS INCORPORATES). REQUESTS SHOULD BE DIRECTED TO THE CHIEF FINANCIAL OFFICER, BUK-RI 35, NAMA-MYUN, YONGIN CITY, GYEONGGI-DO REPUBLIC OF KOREA. SORELL CAN BE REACHED BY TELEPHONE AT 82-31-329-8700.

                               USE  OF  PROCEEDS

SORELL WILL NOT RECEIVE ANY OF THE PROCEEDS FROM THE SALE OF SHARES OF COMMON STOCK BY THE SELLING SHAREHOLDERS.

                              SELLING SHAREHOLDER

THE SHARES OF THE COMPANY TO WHICH THIS REOFFER PROSPECTUS RELATES ARE BEING REGISTERED FOR REOFFERS AND RESALES BY THE SELLING SHAREHOLDER, WHO ACQUIRED THE SHARES PURSUANT TO A COMPENSATORY BENEFIT PLAN WITH SORELL FOR LEGAL SERVICES PROVIDED TO SORELL THE SELLING SHAREHOLDER MAY RESELL ALL, A PORTION OR NONE OF SUCH SHARES FROM TIME TO TIME.

THE TABLE BELOW SETS FORTH WITH RESPECT TO THE SELLING SHAREHOLDERS, BASED UPON INFORMATION AVAILABLE TO THE COMPANY AS OF JANUARY 30, 2007. THE NUMBER OF SHARES OWNED, THE NUMBER OF SHARES REGISTERED BY THIS REOFFER PROSPECTUS AND THE NUMBER AND PERCENT OF OUTSTANDING SHARES THAT WILL BE OWNED AFTER THE SALE OF THE REGISTERED SHARES ASSUMING THE SALE OF ALL OF THE REGISTERED SHARES.

                                                                   % OF SHARES
                  NUMBER OF     NUMBER OF SHARES                   OWNED BY
SELLING           SHARES OWNED  REGISTERED BY    NUMBER OF SHARES  SHAREHOLDER
SHAREHOLDERS      BEFORE SALE   PROSPECTUS       OWNED AFTER SALE  AFTER SALE

M. RICHARD CUTLER   335,000       500,000 (1)      835,000        LESS THEN 1%

(1) MR. CUTLER RECEIVED THESE SHARES IN CONNECTION WITH A LEGAL SERVICES PROVIDED TO SORELL VALUED AT $.10 PER SHARE ($50,000.00).

                              PLAN OF DISTRIBUTION

THE SELLING SHAREHOLDER MAY SELL THE SHARES FOR VALUE FROM TIME TO TIME UNDER THIS REOFFER PROSPECTUS IN ONE OR MORE TRANSACTIONS ON THE OVER-THE-COUNTER BULLETIN BOARD MAINTAINED BY NASDAQ, OR OTHER EXCHANGE, IN A NEGOTIATED TRANSACTION OR IN A COMBINATION OF SUCH METHODS OF SALE, AT MARKET PRICES PREVAILING AT THE TIME OF SALE, AT PRICES RELATED TO SUCH PREVAILING MARKET PRICES OR AT PRICES OTHERWISE NEGOTIATED. THE SELLING SHAREHOLDER MAY EFFECT SUCH TRANSACTIONS BY SELLING THE SHARES TO OR THROUGH BROKERS-DEALERS, AND SUCH BROKER-DEALERS MAY RECEIVE COMPENSATION IN THE FORM OF UNDERWRITING DISCOUNTS, CONCESSIONS OR COMMISSIONS FROM THE SELLING SHAREHOLDER AND/OR THE PURCHASERS OF THE SHARES FOR WHOM SUCH BROKER-DEALERS MAY ACT AS AGENT (WHICH COMPENSATION MAY BE LESS THAN OR IN EXCESS OF CUSTOMARY COMMISSIONS).

THE SELLING SHAREHOLDER AND ANY BROKER-DEALERS THAT PARTICIPATE IN THE DISTRIBUTION OF THE SHARES MAY BE DEEMED TO BE "UNDERWRITERS" WITHIN THE MEANING OF SECTION 2(11) OF THE 1933 ACT, AND ANY COMMISSIONS RECEIVED BY THEM AND ANY PROFIT ON THE RESALE OF THE SHARES SOLD BY THEM MAY BE DEEMED BE UNDERWRITING DISCOUNTS AND COMMISSIONS UNDER THE 1933 ACT. ALL SELLING AND OTHER EXPENSES INCURRED BY THE SELLING SHAREHOLDER WILL BE BORNE BY THE SELLING SHAREHOLDER.

IN ADDITION TO ANY SHARES SOLD HEREUNDER, THE SELLING SHAREHOLDER MAY, AT THE SAME TIME, SELL ANY SHARES OF COMMON STOCK, INCLUDING THE SHARES, OWNED BY HIM IN COMPLIANCE WITH ALL OF THE REQUIREMENTS OF RULE 144, REGARDLESS OF WHETHER SUCH SHARES ARE COVERED BY THIS REOFFER PROSPECTUS.

THERE IS NO ASSURANCE THAT THE SELLING SHAREHOLDER WILL SELL ALL OR ANY PORTION OF THE SHARES OFFERED.

THE COMPANY WILL PAY ALL EXPENSES IN CONNECTION WITH THIS OFFERING AND WILL NOT RECEIVE ANY PROCEEDS FROM SALES OF ANY SHARES BY THE SELLING SHAREHOLDER.

                                  LEGAL MATTERS

THE VALIDITY OF THE COMMON STOCK OFFERED HEREBY WILL BE PASSED UPON FOR THE COMPANY BY CUTLER LAW GROUP, AUGUSTA, GEORGIA. M. RICHARD CUTLER, THE PRESIDENT AND SOLE SHAREHOLDER OF CUTLER LAW GROUP, PC, IS THE BENEFICIAL OWNER OF 835,000 SHARES OF THE COMPANY'S COMMON STOCK, OF WHICH 500,000 SHARES ARE REGISTERED IN THIS PROSPECTUS.

                                     EXPERTS

THE BALANCE SHEETS AS OF DECEMBER 31, 2004 AND 2005 AND THE STATEMENTS OF OPERATIONS, SHAREHOLDERS' EQUITY AND CASH FLOWS FOR THE PERIOD THEN ENDED OF SORELL, INC., HAVE BEEN INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT IN RELIANCE ON THE REPORT OF SF PARTNERS, CERTIFIED PUBLIC ACCOUNTANTS, GIVEN ON THE AUTHORITY OF THAT FIRM AS EXPERTS IN ACCOUNTING
AND AUDITING.

                                    PART  II

             INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT

ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     THE FOLLOWING DOCUMENTS ARE HEREBY INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT:

(I) REGISTRANT'S FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005 AS AMENDED.

(II)    REGISTRANT'S FORM 10-QSB FOR THE QUARTER ENDED MARCH 31, 2006.

(III)   REGISTRANT'S FORM 10-QSB FOR THE QUARTER ENDED JUNE 30, 2006.

(IV)    REGISTRANT'S FORM 10-QSB FOR THE QUARTER ENDED SEPTEMBER 30, 2006.

(V) ALL OTHER REPORTS AND DOCUMENTS SUBSEQUENTLY FILED BY THE REGISTRANT PURSUANT AFTER THE DATE OF THIS REGISTRATION STATEMENT PURSUANT TO SECTIONS 13(A), 13(C), 14, OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 AND PRIOR TO THE FILING OF A POST-EFFECTIVE AMENDMENT WHICH INDICATES THAT ALL SECURITIES OFFERED HEREBY HAVE BEEN SOLD OR WHICH DEREGISTERS ALL SECURITIES THEN REMAINING UNSOLD, SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE AND TO BE A PART HEREOF FROM THE DATE OF THE FILING OF SUCH DOCUMENTS.

ITEM  4.     DESCRIPTION  OF  SECURITIES.

     NOT  APPLICABLE.

ITEM  5.     INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

CERTAIN LEGAL MATTERS WITH RESPECT TO THE COMMON STOCK OFFERED HEREBY WILL BE PASSED UPON FOR THE COMPANY BY CUTLER LAW GROUP, COUNSEL TO THE COMPANY.
M. RICHARD CUTLER, THE PRESIDENT AND SOLE SHAREHOLDER OF CUTLER LAW GROUP, PC, IS THE BENEFICIAL OWNER OF 835,000 SHARES OF THE COMPANY'S COMMON STOCK, OF WHICH 600,000 SHARES ARE REGISTERED IN THIS PROSPECTUS.


ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     THE CORPORATION LAWS OF THE STATE OF NEVADA AND THE COMPANY'S BYLAWS PROVIDE FOR INDEMNIFICATION OF THE COMPANY'S DIRECTORS FOR LIABILITIES AND EXPENSES THAT THEY MAY INCUR IN SUCH CAPACITIES. IN GENERAL, DIRECTORS AND OFFICERS ARE INDEMNIFIED WITH RESPECT TO ACTIONS TAKEN IN GOOD FAITH IN A MANNER REASONABLY BELIEVED TO BE IN, OR NOT OPPOSED TO, THE BEST INTERESTS OF THE COMPANY, AND WITH RESPECT TO ANY CRIMINAL ACTION OR PROCEEDING, ACTIONS THAT THE INDEMNITEE HAD NO REASONABLE CAUSE TO BELIEVE WERE UNLAWFUL. FURTHERMORE, THE PERSONAL LIABILITY OF THE DIRECTORS IS LIMITED AS PROVIDED IN THE COMPANY'S ARTICLES OF INCORPORATION.

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED.

    THE SHARES WERE ISSUED FOR CONSULTING RENDERED AND TO BE RENDERED. THESE SALES WERE MADE IN RELIANCE OF THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, CONTAINED IN SECTION 4(2) THEREOF COVERING TRANSACTIONS NOT INVOLVING ANY PUBLIC OFFERING OR NOT INVOLVING ANY "OFFER" OR "SALE".

ITEM  8.     EXHIBITS

5        OPINION OF CUTLER LAW GROUP

23.1     CONSENT OF SF PARTNERS

23.2     CONSENT OF CUTLER LAW GROUP (INCLUDED IN EXHIBIT 5).

ITEM  9.     UNDERTAKINGS.

     (A)     THE  UNDERSIGNED  REGISTRANT  HEREBY  UNDERTAKES:

(1) TO FILE, DURING ANY PERIOD IN WHICH OFFERS OR SALES ARE BEING MADE, A POST-EFFECTIVE AMENDMENT TO THIS REGISTRATION STATEMENT TO INCLUDE ANY MATERIAL INFORMATION WITH RESPECT TO THE PLAN OF DISTRIBUTION NOT PREVIOUSLY DISCLOSED IN THE REGISTRATION STATEMENT OR ANY MATERIAL CHANGE TO SUCH INFORMATION IN THE REGISTRATION STATEMENT.

(2) THAT, FOR THE PURPOSE OF DETERMINING ANY LIABILITY UNDER THE SECURITIES ACT OF 1933, EACH SUCH POST-EFFECTIVE AMENDMENT SHALL BE DEEMED TO BE A NEW REGISTRATION STATEMENT RELATING TO THE SECURITIES OFFERED THEREIN, AND THE OFFERING OF SUCH SECURITIES AT THAT TIME SHALL BE DEEMED TO BE THE INITIAL BONA FIDE OFFERING THEREOF.

(3) TO REMOVE FROM REGISTRATION BY MEANS OF A POST-EFFECTIVE AMENDMENT ANY OF THE SECURITIES BEING REGISTERED WHICH REMAIN UNSOLD AT THE TERMINATION OF THE OFFERING.

(B) THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES THAT, FOR PURPOSES OF DETERMINING ANY LIABILITY UNDER THE SECURITIES ACT OF 1933, EACH FILING OF THE REGISTRANT'S ANNUAL REPORT PURSUANT TO SECTION 13(A) OR SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 (AND, WHERE APPLICABLE, EACH FILING OF AN EMPLOYEE BENEFIT PLAN'S ANNUAL REPORT PURSUANT TO SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934) THAT IS INCORPORATED BY REFERENCE IN THE
REGISTRATION STATEMENT SHALL BE DEEMED TO BE A NEW REGISTRATION STATEMENT RELATING TO THE SECURITIES OFFERED THEREIN, AND THE OFFERING OF SUCH SECURITIES AT THAT TIME SHALL BE DEEMED TO BE THE INITIAL BONA FIDE OFFERING THEREOF.

(C) INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, THE REGISTRANT HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE. IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY THE REGISTRANT OF EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER OR CONTROLLING PERSON OF THE REGISTRANT IN THE SUCCESSFUL DEFENSE OF ANY ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON IN CONNECTION WITH THE SECURITIES BEING REGISTERED, THE REGISTRANT WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY CONTROLLING PRECEDENT, SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IS MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION
STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN YONGIN CITY, REPUBLIC OF KOREA, ON JANUARY 31, 2007.


                                          SORELL, INC.

                                                  /S/  BON KWAN KOO
                                              -----------------------------
                                              BY:     BON KWAN KOO
                                              ITS:    CHIEF  EXECUTIVE  OFFICER

                                                  /S/  SEUNG NAM YANG
                                              -----------------------------
                                              BY:     SEUNG NAM YANG
                                              ITS:    CHIEF  FINANCIAL OFFICER





     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

   /S/   BON KWAN KOO             CHIEF  EXECUTIVE  OFFICER  AND DIRECTOR
-----------------------------
BON KWAN KOO
JANUARY 31, 2007

   /S/   SEUNG NAM YANG           CHIEF FINANCIAL OFFICER AND DIRECTOR
------------------------
SEUNG NAM YANG
JANUARY 31, 2007

   /S/   HO YU                    DIRECTOR
------------------------
HO YU
JANUARY 31, 2007


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